EXHIBIT 99.3

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Effective November 9, 2012, RF Micro Devices, Inc. (“RFMD”) completed its acquisition of Amalfi Semiconductor, Inc. (“Amalfi”), a privately-held fabless semiconductor company specializing in cost effective, high performance radio frequency and mixed-signal integrated circuits for the rapidly growing entry-level smartphone market.

The following unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”) and with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. There are no significant differences between the accounting policies of RFMD and Amalfi. The total cost of the acquisition has been preliminarily allocated to the assets acquired and the liabilities assumed based upon their respective fair values as determined by RFMD. The actual allocation of the purchase price and the resulting effect on income may differ from the unaudited pro forma amounts included herein, once RFMD completes its final analysis. In addition, the pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the acquisition. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ from the information presented herein.

The unaudited pro forma condensed combined financial statements are based on the respective historical consolidated financial statements and the accompanying notes of RFMD and Amalfi. RFMD reports its financial results on a fiscal year basis ending on the Saturday closest to March 31. Amalfi reports its financial results on a calendar year basis ending December 31. The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of RFMD and Amalfi and has been prepared to reflect the acquisition as if it had been consummated on September 29, 2012. The unaudited pro forma condensed combined statements of operations assume that the acquisition took place as of the beginning of our fiscal year 2012 (April 3, 2011). RFMD's audited consolidated statement of operations for the fiscal year ended March 31, 2012 has been combined with Amalfi's consolidated statement of operations for the year ended December 31, 2011. RFMD's unaudited condensed consolidated statement of operations for the six months ended September 29, 2012 has been combined with Amalfi's unaudited condensed consolidated statement of operations for the six months ended September 30, 2012.

The unaudited pro forma condensed combined financial statements are based on the assumptions set forth in the notes to such statements. The unaudited pro forma adjustments made in connection with the development of the unaudited pro forma information have been made solely for purposes of developing such unaudited pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have been realized had the entities been a single entity during these periods.

The unaudited pro forma condensed combined financial statements should be read in conjunction with RFMD's audited consolidated financial statements and notes thereto included in RFMD's Annual Report on Form 10-K for the year ended March 31, 2012, as well as the historical consolidated financial statements and accompanying notes thereto of Amalfi included in Exhibits 99.1 and 99.2 of this report.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(In thousands)

	RF Micro Devices, Inc. as of	Amalfi Semiconductor, Inc. as of	Pro Forma Adjustments		Pro Forma Combined
	September 29, 2012	September 30, 2012

	ASSETS
Current Assets:
Cash and cash equivalents	114,998	7,543	(54,183)	(1)	68,358
Short-term investments	91,890	—	—		91,890
Accounts receivable, net	115,234	5,188	—		120,422
Inventories	135,980	9,329	422	(2)	145,731
Prepaid expenses	12,157	563	—		12,720
Other receivables	27,536	—	—		27,536
Other current assets	7,988	514	—		8,502
Total current assets	505,783	23,137	(53,761)		475,159

Property and equipment, net	167,555	772	346	(3)	168,673
Goodwill	94,655	—	9,651	(4)	104,306
Intangible assets	75,467	—	31,900	(5)	107,367
Long-term investments	4,234	—	—		4,234
Other non-current assets	33,316	50	—		33,366
Total assets	$881,010	$23,959	$(11,864)		$893,105

	LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	83,163	10,090	—		93,253
Accrued liabilities	49,240	1,101	1,885	(6)	52,226
Other current liabilities	5,378	6,655	(6,655)	(7)	5,378
Total current liabilities	137,781	17,846	(4,770)		150,857
Long-term obligations, net	79,539	1,991	(1,991)	(7)	79,539
Other long-term liabilities	23,980	—	—		23,980
Total liabilities	241,300	19,837	(6,761)		254,376
Total shareholders' equity	639,710	4,122	(5,103)	(8)	638,729
Total liabilities and shareholders' equity	$881,010	$23,959	$(11,864)		$893,105

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	RF Micro Devices, Inc.	Amalfi Semiconductor, Inc.	Pro Forma Adjustments		Pro Forma Combined
	Year Ended	Year Ended
	March 31, 2012	December 31, 2011

Revenue	$871,352	$23,804	$—		$895,156
Cost of goods sold	582,586	23,019	3,200	(a)	608,805
Gross Profit	288,766	785	(3,200)		286,351
Operating expense:
Research and development	151,697	12,357	59	(b)	164,113
Marketing and selling	63,217	2,515	467	(a)	66,199
General and administrative	50,107	2,109	—		52,216
Other operating income	(898)	—	—		(898)
Total operating expenses	264,123	16,981	526		281,630
Income (loss) from operations	24,643	(16,196)	(3,726)		4,721
Interest expense	(10,997)	(736)	736	(c)	(10,997)
Interest income	468	—	(14)	(d)	454
Loss on retirement of convertible subordinated notes	(908)	—	—		(908)
Other income	2,422	40	—		2,462
Income (loss) before income taxes	15,628	(16,892)	(3,004)		(4,268)
Income tax expense	(14,771)	(7)	—	(e)	(14,778)
Net income (loss)	$857	$(16,899)	$(3,004)		$(19,046)
Net income per share:
Basic	$0.00				$(0.07)
Diluted	$0.00				$(0.07)
Shares used in per share calculations:
Basic	276,289				276,289
Diluted	282,576				276,289

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(In thousands, except per share data)

	RF Micro Devices, Inc.	Amalfi Semiconductor, Inc.	Pro Forma Adjustments		Pro Forma Combined
	Six Months Ended	Six Months Ended
	September 29, 2012	September 30, 2012

Revenue	$412,331	$24,035	$—		$436,366
Cost of goods sold	281,542	21,998	1,600	(a)	305,140
Gross Profit	130,789	2,037	(1,600)		131,226
Operating expense:
Research and development	83,544	6,208	30	(b)	89,782
Marketing and selling	33,116	1,839	233	(a)	35,188
General and administrative	31,988	964	—		32,952
Other operating expense	5,158		—		5,158
Total operating expenses	153,806	9,011	263		163,080
Loss from operations	(23,017)	(6,974)	(1,863)		(31,854)
Interest expense	(3,718)	(6,144)	6,144	(c)	(3,718)
Interest income	143	—	(2)	(d)	141
Loss on retirement of convertible subordinated notes	(2,756)	—	—		(2,756)
Other expense	(121)	—	—		(121)
Loss before income taxes	(29,469)	(13,118)	4,279		(38,308)
Income tax expense	(6,126)	(10)	—	(e)	(6,136)
Net loss	$(35,595)	$(13,128)	$4,279		$(44,444)
Net income per share:
Basic	$(0.13)				$(0.16)
Diluted	$(0.13)				$(0.16)
Shares used in per share calculations:
Basic	277,625				277,625
Diluted	277,625				277,625

See accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRO FORMA PRESENTATION

On November 9, 2012, RF Micro Devices, Inc. (“RFMD”) and Amalfi Semiconductor, Inc. (“Amalfi”) completed a merger under which Amalfi merged into a wholly-owned subsidiary of RFMD. The acquisition was accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”) and with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. There are no significant differences between the accounting policies of RFMD and Amalfi. The total cost of the acquisition has been preliminarily allocated to the assets acquired and the liabilities assumed based upon their respective fair values as determined by RFMD. The actual allocation of the purchase price and the resulting effect on income may differ from the unaudited pro forma amounts included herein, once RFMD completes its final analysis. In addition, the pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the acquisition. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ from the information presented herein.

The unaudited pro forma condensed combined financial statements are based on the respective historical consolidated financial statements and the accompanying notes of RFMD and Amalfi. RFMD reports its financial results on a fiscal year basis ending on the Saturday closest to March 31. Amalfi reports its financial results on a calendar year basis ending December 31. The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of RFMD and Amalfi and has been prepared to reflect the acquisition as if it had been consummated on September 29, 2012. The unaudited pro forma condensed combined statements of operations assume that the acquisition took place as of the beginning of our fiscal year 2012 (April 3, 2011). RFMD's audited consolidated statement of operations for the fiscal year ended March 31, 2012 has been combined with Amalfi's consolidated statement of operations for the year ended December 31, 2011. RFMD's unaudited condensed consolidated statement of operations for the six months ended September 29, 2012 has been combined with Amalfi's unaudited condensed consolidated statement of operations for the six months ended September 30, 2012.

The unaudited pro forma condensed combined financial statements are based on the assumptions set forth in the notes to such statements. The unaudited pro forma adjustments made in connection with the development of the unaudited pro forma information have been made solely for purposes of developing such unaudited pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have been realized had the entities been a single entity during these periods.

Preliminary Estimated Purchase Price Allocation
On November 9, 2012, RFMD and Amalfi completed a merger under which Amalfi merged into a wholly-owned subsidiary of RFMD. The total purchase price, which was paid with cash on hand, was approximately $47.3 million (net of cash received and net of preliminary working capital adjustments). Under the acquisition method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition. The valuation of these tangible and identifiable intangible assets and liabilities is subject to further management review, including certain valuations that have not been completed as of the date of this filing. Further adjustments to these estimates may be included in the final allocation of the purchase price of Amalfi if the adjustment is determined within the purchase price allocation period (up to twelve months from the closing date). Accordingly, the pro forma purchase price adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements.

The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)

The preliminary allocation of the purchase price estimated at the acquisition date is as follows (dollars in thousands):

Total preliminary purchase price		$84,896
Estimated fair value of net tangible assets acquired and liabilities assumed
Cash and cash equivalents	37,575
Accounts receivable	4,798
Inventories	10,733
Prepaid expenses and other assets	912
Property and equipment	1,164
Accounts payable and accrued liabilities	(11,894)
		43,288
Estimated fair value of identifiable intangible assets acquired:
Developed technology		19,200
In-process research and development		11,300
Customer relationships		1,400
Estimated goodwill		$9,708

Tangible assets acquired and liabilities assumed

RFMD has estimated the fair value of tangible assets acquired and liabilities assumed. These estimates are based on a valuation dated as of November 9, 2012, and are subject to further review by management.

Identifiable intangible assets
The fair value of the acquired developed technology was determined based on an income approach using the “excess earnings method.” The fair value of the acquired customer relationships was determined based on an income approach using the “with and without method.” These estimates are based on a preliminary valuation and are subject to further review by management. The following table sets forth the components of these intangible assets and their estimated useful lives (dollars in thousands):

	Fair Value	Estimated Useful Life
Developed technology	$19,200	6 years
In-process research and development	11,300	N/A
Customer relationships	1,400	3 years

Acquired in-process research and development (“IPRD”) is an intangible asset classified as an indefinite-lived asset until the completion or abandonment of the associated research and development effort, and will be amortized over an estimated useful life to be determined at the date the associated research and development effort is completed. Intangible IPRD is not amortized during the period that it is considered indefinite-lived, but rather is subject to annual testing for impairment or when there are indicators of impairment.

NOTE 2. PRO FORMA ADJUSTMENTS

The following is a description of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Balance Sheet

1. Cash and Cash Equivalents

The pro forma adjustment to cash reflects the use of cash and cash equivalents to acquire 100% of the outstanding equity securities of Amalfi. The purchase price is subject to certain post-closing working capital adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)

2. Inventories

Raw material inventory is measured at fair value (current replacement cost), which is estimated to be the current carrying value. Work-in-process inventory is estimated at the fair market value, which is the estimated selling price less the sum of (a) costs to complete the manufacturing process, (b) costs of selling effort, and (c) a reasonable profit margin for the completion of the manufacturing process and selling effort. Finished goods inventory is estimated at the fair market value, which is the estimated selling price less the sum of (a) costs of selling effort, and (b) a reasonable profit margin for the selling effort.

The pro forma adjustment of $0.4 million reflects the step-up in value of the acquired work-in-process and finished goods inventory. The increased valuation of the inventory will increase cost of revenue as the acquired inventory is sold, which for purposes of these unaudited pro forma condensed combined financial statements is assumed will occur within the first six months after the closing date of the acquisition. There is no continuing impact of the acquired inventory adjustment on the combined operating results and, as such, this adjustment is not addressed in the unaudited pro forma condensed combined statements of operations.

3. Property, Plant and Equipment

Property, plant and equipment is estimated at the current replacement value. These estimates are based on a preliminary valuation dated as of November 9, 2012 and are subject to further review by management.

4. Goodwill

The adjustment reflects the goodwill associated with this transaction, which is defined as a preliminary estimate of the excess of the purchase price over the historical net assets of Amalfi, as adjusted to reflect estimates of fair value (see “Note 1, Basis of Pro Forma Presentation”). Also included is an adjustment of approximately $0.1 million, which relates to the total difference between the net assets acquired on November 9, 2012, as compared to the pro forma net assets as of September 29, 2012.

5. Intangible Assets

The adjustment reflects the preliminary estimated fair value of Amalfi's identifiable intangible assets (see “Note 1, Basis of Pro Forma Presentation”).

6. Accrued Liabilities

The total adjustment of $1.9 million reflects (i) $1.0 million related to estimated unpaid non-recurring acquisition-related costs such as legal, accounting, valuation and other expenses associated with the acquisition, which RFMD has incurred or expects to incur subsequent to September 29, 2012, and (ii) $0.9 million related to unpaid escrow holdback reserves. While presented in the unaudited pro forma condensed combined balance sheet, these costs have been excluded from the unaudited pro forma condensed combined statements of operations.

7.	Other Current Liabilities

The adjustment reflects the elimination of Amalfi's line of credit and notes payable, which were paid by RFMD as part of the total purchase price at the closing date of the acquisition.

8.	Shareholders' Equity

The adjustment reflects the elimination of Amalfi's shareholders' equity and the estimated non-recurring acquisition-related costs such as legal, accounting, valuation, and other professional services and expenses associated with the acquisition, which RFMD has incurred or expects to incur subsequent to September 29, 2012.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)

Income Statement

a. Cost of Goods Sold and Marketing and Selling

The adjustments reflect the amortization for developed product technology and customer relationships, which will be recognized in the statement of operations using a straight-line method over a term of 6 years and 3 years, respectively. The pro forma amortization expense resulting from the $20.6 million acquisition of identifiable intangible assets with definite lives was $1.8 million for the six months ended September 29, 2012 and $3.7 million for the twelve months ended March 31, 2012.

b. Research and Development

The adjustment reflects the depreciation of the incremental increase in property, plant and equipment identified under note (3) above.

c. Interest Expense

The adjustment reflects the elimination of interest expense associated with Amalfi's line of credit and notes payable, which were paid by RFMD as part of the purchase price at the closing date of the acquisition.

d. Interest Income

The adjustment reflects the assumed reduction of recorded interest income (determined by applying the average rate of return for the respective periods) related to the lower cash and cash equivalent balances due to the purchase of Amalfi.

e. Income Taxes

There is no income tax impact related to the pro forma adjustments because the tax expense is based on income in foreign jurisdictions and the pro forma adjustments would have an impact on either the U.S. (which has a full valuation allowance) or the Caymans (which doesn't have a corporate income tax).